NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
October 21, 2010	CONTACT:	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Third Quarter 2010 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter ended September 30, 2010, of $6.55 million, or $0.37 per diluted common share.

Commenting on third quarter results, Chief Executive Officer John M. Mendez stated, “Our recent results further confirm our earnings capacity and strength.  Third quarter GAAP earnings of $6.55 million reflect increases of $1.42 million and $19.12 million over the second quarter of this year and the comparable quarter in 2009, respectively.  Annualized return on average assets for the recently completed quarter reached 1.14%, the highest level in over two years.  These results were achieved despite the lingering effects of the recession and the continued pressures of the real estate and construction market sectors.”

Mendez summarized, saying, “We continue to operate with very high levels of liquidity, which tend to constrain net interest margin; however, we are committed to preserving the strength of our balance sheet through the remainder of the business cycle.  First Community’s combination of strength in earnings and capital, coupled with its excellent asset quality measures, set the stage for what we believe to be excellent prospects for the future and continued ability to capitalize on a range of opportunities.”

Third Quarter 2010 Highlights –

•	The ratio of non-performing assets to total assets was 131 basis points.
•	Tax-equivalent net interest margin for the third quarter was 3.87%, up 19 basis points from the comparable quarter of 2009.
•	Net interest income increased $1.06 million, or 6.05%, from the third quarter of 2009.
•	Tangible book value per common share increased to $10.26, up $1.19 from December 31, 2009.
•	The Company remains “well-capitalized” with a total risk-based capital ratio of 14.2%, Tier 1 risk-based capital ratio of 12.9%, and a Tier 1 leverage ratio of 8.8% at September 30, 2010.

Net Interest Income

Tax-equivalent net interest margin for the third quarter of 2010 was 3.87% compared to 3.68% from the comparable quarter of 2009.  Net interest income was $18.60 million for the third quarter of 2010, an increase of $1.06 million, or 6.05%, from the third quarter of 2009.  Interest income was $25.84 million for the third quarter of 2010, a decrease of $1.29 million, or 4.75%, from the third quarter of 2009.  The yield on loans decreased to 6.07% for the third quarter of 2010 from 6.14% in the same period of the prior year, while average loans increased $42.14 million between the comparable periods to $1.40 billion. The Company continued to maintain a high level of liquidity with average cash and cash equivalent balances of $82.52 million in the third quarter of 2010.

Third quarter 2010 interest expense was $7.24 million, a decrease of $2.35 million, or 24.50%, from the third quarter of 2009.  Third quarter 2010 deposit costs decreased $2.13 million compared to the third quarter of 2009, which was primarily due to a decrease in the average rate paid on interest-bearing deposits of 58 basis points to 1.35% for the third quarter of 2010 compared to the same period in the prior year.  Compared to the third quarter of 2009, interest costs on borrowings decreased $225 thousand to $2.37 million for the third quarter of 2010, while the average balance decreased $4.80 million for the comparable periods due to the redemption of various wholesale borrowings and decreasing rates of interest paid.  The cost of interest-bearing liabilities decreased 51 basis points during the third quarter of 2010 compared to the third quarter of 2009.  Average interest-bearing liabilities decreased $8.79 million, or 0.49% for the third quarter of 2010 compared with the third quarter of 2009, which included a decrease of $3.95 million in Federal Home Loan Bank (“FHLB”) borrowings and other long-term debt.

Noninterest Income

During the third quarter of 2010, wealth management revenues decreased $62 thousand, or 6.39%, to $909 thousand from the third quarter of 2009.  The Wealth Management Division reported $836 million in assets under management at September 30, 2010.  Service charges on deposit accounts were $3.46 million for the third quarter of 2010, a decrease of $202 thousand, or 5.52%, from the third quarter of 2009.  Insurance commissions were $1.66 million for the third quarter of 2010, an increase of $96 thousand, or 6.13%, from the comparable quarter of 2009. During the third quarter of 2010, GreenPoint Insurance Group, Inc., the Company’s wholly-owned insurance subsidiary, acquired Murphy Insurance Agency, based in Princeton, West Virginia.

Noninterest Expenses

Noninterest expenses for the third quarter of 2010 decreased $339 thousand, or 1.91%, compared to the third quarter of 2009.  The decrease was primarily due to merger-related expenses incurred in the third quarter of 2009 resulting from the TriStone merger. These reductions were offset by salary and employee benefit increases of $893 thousand, or 11.36%, reflecting the increase in the number of branches, general increases in other operational areas, and increasing health care costs.  Federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums decreased $595 thousand, or 45.32% in the third quarter of 2010, compared to the third quarter of 2009, due to a prior year’s change in the way FDIC assessments are calculated and collected.  The efficiency ratio for the third quarter of 2010 was 58.92% compared to 59.40% for the third quarter of 2009.

Credit Quality

The Company’s loan quality measures at September 30, 2010 continue to compare favorably to the industry.  Total loan delinquencies of 30 days or more, including non-accrual loans, as a percent of total loans were 1.76% at September 30, 2010, 1.70% at June 30, 2010, and 2.35% at March 31, 2010. That compares favorably to the most recent reporting by the Company’s Federal Reserve peer group of bank holding companies with total assets between $1 and $3 billion, which reported total loan delinquencies of 4.65%.  The ratio of allowance for loan losses as a percent of loans held for investment was 1.89% at September 30, 2010, compared to 1.79% at June 30, 2010, and 1.76% at March 31, 2010.

Total non-performing assets, which include other real estate owned, were 1.31% of total assets at September 30, 2010, and non-performing loans as a percentage of loans held for investment were 1.76%. The Federal Reserve peer group last reported total non-performing assets to total assets of 3.42% and non-performing loans to total loans of 3.67%.  Included in non-performing assets are $7.90 million of unseasoned troubled debt restructurings at September 30, 2010.  The Company was more active this quarter in restructuring loan terms for creditworthy customers.  Approximately $578 thousand of the third quarter provision for loan losses was related to lowering the interest rate for borrowers under restructured terms.

Balance Sheet

Consolidated assets totaled $2.30 billion at September 30, 2010.  Total stockholders’ equity was $274.20 million, resulting in a book value per common share outstanding of $15.37 at September 30, 2010, compared to total stockholders’ equity of $252.27 million and a book value per common share of $14.20 at December 31, 2009.  During the third quarter of 2010, the Company paid a $0.10 per share dividend on common shares.  2010 marks the Company’s 25th consecutive year of dividends to shareholders.

The Company will host an investor and media teleconference and webcast on Friday, October 22, 2010, at 11:00 a.m.  To access the teleconference, the toll-free number is (877) 407-8033.  Alternatively, individuals may listen to the live or archived webcast of the conference call.  To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section.  The Company’s press release and financial summary will be available in this section, as well.  Copies of the Company’s third quarter 2010 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail.  To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.

Non-GAAP Presentations

The Company prepares its financial statements under accounting principles generally accepted in the United States, or “GAAP”. However, this press release also refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provide investors with important information regarding our operational performance. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core earnings is a non-GAAP financial measure that reflects net income excluding non-recurring income and expense items, taxes, loan loss provisions, losses on other real estate owned, as well as gains, losses, and impairment losses on securities from net income. These excluded items are difficult to predict and we believe that core earnings provide the Company and investors with a valuable tool to evaluate the Company’s financial results.

The adjusted efficiency ratio is a non-GAAP financial measure that is computed by dividing core non-interest expense by the sum of net interest income on a tax equivalent basis and core non-interest income.  We believe that this measure provides investors with important information about our operating efficiency. Comparison of our adjusted efficiency ratio with those of other companies may not be possible because other companies may calculate the adjusted efficiency ratio differently.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.30 billion financial holding company and is the parent company of First Community Bank, N. A.  First Community Bank, N. A. operates through fifty-six locations in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee.  First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice.  The Company’s Wealth Management Division managed assets with a market value of $836 million at September 30, 2010.  The Company is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates ten offices.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”.  Additional investor information can be found on the Internet at www.fcbinc.com.

This news release may include forward-looking statements.  These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially.  These risks include:  changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended.  Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Condensed Consolidated Statements of Income

(Unaudited)	Three Months Ended		Nine Months Ended
(In Thousands, Except Share and Per Share Data)	September 30,		September 30,
	2010	2009	2010	2009
Interest Income
Interest and fees on loans held for investment	$21,440	$21,064	$63,791	$60,619
Interest on securities – taxable	2,895	4,562	10,411	14,903
Interest on securities – nontaxable	1,451	1,449	4,271	4,527
Interest on federal funds sold and deposits	54	55	134	133
Total interest income	25,840	27,130	78,607	80,182
Interest Expense
Interest on deposits	4,872	6,998	15,480	21,641
Interest on borrowings	2,371	2,596	7,369	8,251
Total interest expense	7,243	9,594	22,849	29,892
Net interest income	18,597	17,536	55,758	50,290
Provision for loan losses	3,810	3,819	11,071	8,519
Net interest income after provision for loan losses	14,787	13,717	44,687	41,771
Noninterest Income
Wealth management income	909	971	2,806	3,088
Service charges on deposit accounts	3,457	3,659	9,796	10,307
Other service charges and fees	1,244	1,156	3,775	3,467
Insurance commissions	1,663	1,567	5,253	5,523
Net impairment losses recognized in earnings	-	(30,811)	(185)	(34,796)
Security gains	2,574	866	4,025	2,930
Acquisition gain	-	4,493	-	4,493
Other operating income	1,091	815	2,950	1,648
Total noninterest income (loss)	10,938	(17,284)	28,420	(3,340)
Noninterest Expense
Salaries and employee benefits	8,753	7,860	25,209	23,131
Occupancy expense of bank premises	1,573	1,266	4,852	4,202
Furniture and equipment expense	926	928	2,748	2,758
Amortization of intangible assets	260	262	769	751
FHLB debt prepayment fees	-	-	-	88
FDIC premiums and assessments	718	1,313	2,129	2,788
Merger-related expenses	-	1,505	-	1,580
Other operating expense	5,199	4,634	14,392	13,705
Total noninterest expense	17,429	17,768	50,099	49,003
Income (loss) before income taxes	8,296	(21,335)	23,008	(10,572)
Income tax expense (benefit)	1,743	(9,783)	6,046	(6,617)
Net income (loss)	6,553	(11,552)	16,962	(3,955)
Dividends on preferred stock	-	1,011	-	2,160
Net income (loss) available to common shareholders	$6,553	$(12,563)	$16,962	$(6,115)
Per Share
Basic earnings (loss) per common share	$0.37	$(0.72)	$0.95	$(0.44)
Diluted earnings (loss) per common share	$0.37	$(0.72)	$0.95	$(0.44)
Weighted average shares outstanding:
Basic	17,808,348	17,427,434	17,787,233	13,918,599
Diluted	17,832,882	17,427,434	17,812,895	13,918,599
For the period:
Return on average assets	1.14%	-2.20%	1.00%	-0.37%
Return on average common equity	9.49%	-19.25%	8.49%	-3.46%
Cash dividends per common share	$0.10	$0.10	$0.30	$0.30

First Community Bancshares, Inc.
Condensed Quarterly Statements of Income (Loss)

(Unaudited)	As of and for the Quarter Ended
(In Thousands, Except Share and Per Share Data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Interest Income
Interest and fees on loans held for investment	$21,440	$20,997	$21,354	$22,085	$21,064
Interest on securities – taxable	2,895	3,730	3,786	4,190	4,562
Interest on securities – nontaxable	1,451	1,394	1,426	1,445	1,449
Interest on federal funds sold and deposits	54	34	46	32	55
Total interest income	25,840	26,155	26,612	27,752	27,130
Interest Expense
Interest on deposits	4,872	5,106	5,502	6,155	6,998
Interest on borrowings	2,371	2,507	2,491	2,635	2,596
Total interest expense	7,243	7,613	7,993	8,790	9,594
Net interest income	18,597	18,542	18,619	18,962	17,536
Provision for loan losses	3,810	3,596	3,665	7,282	3,819
Net interest income after provision
for loan losses	14,787	14,946	14,954	11,680	13,717
Noninterest Income
Wealth management income	909	1,012	885	1,059	971
Service charges on deposit accounts	3,457	3,347	2,992	3,585	3,659
Other service charges and fees	1,244	1,250	1,281	1,248	1,156
Insurance commissions	1,663	1,389	2,201	1,465	1,567
Net impairment losses recognized in earnings	-	(185)	-	(44,067)	(30,811)
Securities gains (losses)	2,574	1,201	250	(14,603)	866
Acquisition gain	-	-	-	-	4,493
Other operating income	1,091	890	969	983	815
Total noninterest income (loss)	10,938	8,904	8,578	(50,330)	(17,284)
Noninterest Expense
Salaries and employee benefits	8,753	8,487	7,969	8,254	7,860
Occupancy expense of bank premises	1,573	1,570	1,709	1,687	1,266
Furniture and equipment expense	926	918	904	988	928
Amortization of intangible assets	260	253	256	277	262
FDIC premiums and assessments	718	710	701	1,474	1,313
Merger-related expenses	-	-	-	146	1,505
Other operating expense	5,199	4,660	4,533	4,802	4,634
Total noninterest expense	17,429	16,598	16,072	17,628	17,768
Income (loss) before income taxes	8,296	7,252	7,460	(56,278)	(21,335)
Income tax expense (benefit)	1,743	2,121	2,182	(21,537)	(9,783)
Net income (loss)	6,553	5,131	5,278	(34,741)	(11,552)
Dividends on preferred stock	-	-	-	-	1,011
Net income (loss) available to
common shareholders	$6,553	$5,131	$5,278	$(34,741)	$(12,563)
Per Share
Basic earnings (loss) per common share	$0.37	$0.29	$0.30	$(1.96)	$(0.72)
Diluted earnings (loss) per common share	$0.37	$0.29	$0.30	$(1.96)	$(0.72)
Cash dividends per common share	$0.10	$0.10	$0.10	$-	$0.10
Weighted average shares outstanding:
Basic	17,808,348	17,787,325	17,765,556	17,687,413	17,427,434
Diluted	17,832,882	17,805,393	17,784,449	17,687,413	17,427,434

First Community Bancshares, Inc.
Reconciliation of GAAP Net Income to Core Earnings

	Three Months Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
(In Thousands, Except Per Share Data)	2010	2009	2010	2009

Net income (loss), GAAP	$6,553	$(11,552)	$16,962	$(3,955)
Non-GAAP adjustments:
Security gains	(2,574)	(866)	(4,025)	(2,930)
Acquisition gain	-	(4,493)	-	(4,493)
Merger-related expenses	-	1,505	-	1,580
FHLB debt prepayment fees	-	-	-	88
Other-than-temporary security impairments	-	30,811	185	34,796
FDIC special assessments	-	-	-	988
Other non-core items	1,061	525	2,734	1,558
Total adjustments to core earnings	(1,513)	27,482	(1,106)	31,587
Tax effect	(567)	10,188	(415)	11,717
Core earnings, non-GAAP	$5,607	$5,742	$16,271	$15,915

Core return on average assets	0.98%	1.00%	0.96%	0.96%
Core return on average equity	8.12%	8.80%	8.15%	8.99%
Core diluted earnings per share	$0.31	$0.33	$0.91	$1.14

Efficiency Ratio Calculation

	Three Months Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
(In Thousands)	2010	2009	2010	2009

Noninterest expense, GAAP	$17,429	$17,768	$50,099	$49,003
Non-GAAP adjustments:
Merger-related expenses	-	(1,505)	-	(1,580)
FHLB debt prepayment fees	-	-	-	(88)
Other non-core items	(1,061)	(524)	(2,734)	(2,546)
Adjusted noninterest expense	16,368	15,739	47,365	44,789

Net interest income, GAAP	18,597	17,536	55,758	50,290
Noninterest income (loss), GAAP	10,938	(17,284)	28,420	(3,340)
Non-GAAP adjustments:
Tax-equivalency adjustment	819	793	2,422	2,482
Security gains	(2,574)	(866)	(4,025)	(2,930)
Other-than-temporary security impairments	-	30,811	185	34,796
Acquisition gain	-	(4,493)	-	(4,493)
Adjusted net interest and noninterest income	27,780	26,497	82,760	76,805

Efficiency Ratio	58.92%	59.40%	57.23%	58.32%

First Community Bancshares, Inc.
Quarterly Balance Sheets

	For the Quarter Ended
(Unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars In Thousands)	2010	2010	2010	2009	2009

Cash and due from banks	$130,401	$50,922	$74,962	$97,641	$51,905
Interest-bearing deposits with banks	1,363	25,609	12,744	3,700	3,352
Securities available-for-sale	480,587	502,866	524,297	486,057	575,800
Securities held-to-maturity	5,931	6,468	7,155	7,454	7,452
Loans held for sale	3,386	2,141	1,494	11,576	4,376
Loans held for investment, net of unearned income	1,398,251	1,399,885	1,390,874	1,393,931	1,396,617
Less allowance for loan losses	26,420	25,011	24,508	24,277	19,710
Net loans	1,375,217	1,377,015	1,367,860	1,381,230	1,381,283
Premises and equipment	56,042	56,407	56,772	56,946	57,695
Other real estate owned	5,501	7,108	4,740	4,578	3,955
Interest receivable	7,899	7,859	8,630	8,610	9,046
Intangible assets	91,165	90,757	90,805	91,061	90,134
Other assets	143,319	121,835	130,974	136,006	116,303
Total Assets	$2,297,425	$2,246,846	$2,278,939	$2,273,283	$2,296,925
Deposits:
Demand	$216,167	$205,731	$205,810	$208,244	$198,107
Interest-bearing demand	270,927	244,889	246,513	231,907	216,184
Savings	425,661	404,820	427,883	381,381	351,450
Time	744,468	757,979	775,405	824,428	896,716
Total Deposits	1,657,223	1,613,419	1,655,611	1,645,960	1,662,457
Interest, taxes and other liabilities	21,377	21,865	21,912	22,498	24,374
Securities sold under agreements to repurchase	153,413	147,772	144,381	153,634	147,042
FHLB and other indebtedness	191,209	195,865	195,873	198,924	198,932
Total Liabilities	2,023,222	1,978,921	2,017,777	2,021,016	2,032,805

Common stock	18,083	18,083	18,083	18,083	18,083
Additional paid-in capital	189,811	190,259	190,650	190,967	192,799
Retained earnings	78,385	73,613	70,262	66,760	101,504
Treasury stock, at cost	(7,729)	(8,583)	(9,342)	(9,891)	(12,768)
Accumulated other comprehensive loss	(4,347)	(5,447)	(8,491)	(13,652)	(35,498)
Total Stockholders' Equity	274,203	267,925	261,162	252,267	264,120
Total Liabilities and
Stockholders' Equity	$2,297,425	$2,246,846	$2,278,939	$2,273,283	$2,296,925

Actual shares outstanding at period end	17,834,601	17,807,155	17,782,791	17,765,164	17,680,328
Book value per common share at period end	$15.37	$15.05	$14.69	$14.20	$14.94
Tangible book value per common share
at period end (1)	$10.26	$9.95	$9.58	$9.07	$9.84

(1)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by common shares outstanding.

First Community Bancshares, Inc.
Selected Credit Quality Information

(Unaudited)	As of and for the Quarter Ended
(Dollars in Thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Summary of Loan Loss Experience
Allowance for loan losses:
Beginning balance	$25,011	$24,508	$24,277	$19,710	$18,543
Provision for loan losses	3,810	3,596	3,665	7,282	3,819
Charge-offs	(2,651)	(3,373)	(3,732)	(2,954)	(2,990)
Recoveries	250	280	298	239	338
Net charge-offs	(2,401)	(3,093)	(3,434)	(2,715)	(2,652)
Ending balance	$26,420	$25,011	$24,508	$24,277	$19,710

Summary of Asset Quality
Non-accrual loans	$16,645	$17,668	$17,477	$17,527	$12,278
Troubled debt restructurings	7,904	1,206	1,041	1,390	2,319
Loans 90 days or more past due and still accruing	-	-	-	-	-
Total non-performing loans	24,549	18,874	18,518	18,917	14,597

Other real estate owned	5,501	7,108	4,740	4,578	3,955
Total non-performing assets	$30,050	$25,982	$23,258	$23,495	$18,552

Restructured loans performing in accordance with terms	$849	$1,557	$2,050	$2,062	$570

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	1.76%	1.35%	1.33%	1.36%	1.05%
Non-performing assets as a percentage of total assets	1.31%	1.16%	1.02%	1.03%	0.81%
Annualized net charge-offs as a percentage of average loans held for investment	0.68%	0.89%	1.00%	0.77%	0.77%
Allowance for loan losses as a percentage of loans held for investment	1.89%	1.79%	1.76%	1.74%	1.41%
Ratio of allowance for loan losses to non-performing loans	1.08	1.33	1.32	1.28	1.35

First Community Bancshares, Inc.
Non-accrual Loan Detail

	As of September 30, 2010
(Unaudited)			Non-accrual
(Dollars in Thousands)	Loans	Non-accrual	Loans to Loans
	Outstanding	Loans	Outstanding
Commercial
Commercial & industrial	$110,573	$524	0.47%
Agriculture	1,391	-	0.00%
Total commercial	111,964	524	0.47%

Commercial real estate
Construction, land development & vacant land	115,029	1,821	1.58%
Non-owner occupied	204,184	2,223	1.09%
Owner occupied	150,368	3,033	2.02%
Farmland	37,997	-	0.00%
Total commercial real estate	507,578	7,077	1.39%

Consumer	63,186	100	0.16%

Residential real estate
Residential	533,976	5,544	1.04%
Multi-family	67,638	1,978	2.92%
Home equity lines	113,909	1,422	1.25%
Total residential	715,523	8,944	1.25%

Total loans	$1,398,251	$16,645	1.19%

First Community Bancshares, Inc.
Selected Financial Information

(Unaudited)	As of and for the Quarter Ended
(Dollars in Thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Ratios
Return on average assets	1.14%	0.91%	0.95%	-6.02%	-2.20%
Return on average common equity	9.49%	7.73%	8.32%	-51.69%	-19.25%
Net interest margin	3.87%	3.92%	4.02%	3.92%	3.68%
Efficiency ratio for the quarter (non-GAAP)	58.92%	58.26%	54.53%	61.29%	59.40%
Efficiency ratio year-to-date (non-GAAP)	57.23%	56.38%	54.53%	59.10%	58.32%
Equity as a percent of total assets at end of period	11.94%	11.92%	11.46%	11.10%	11.50%
Average earning assets as a percentage of
average total assets	87.67%	87.53%	87.38%	87.46%	87.19%
Average loans as a percentage of average deposits	85.59%	85.19%	85.08%	85.13%	83.25%

Average Balances
Investments	$503,686	$505,808	$488,255	$549,386	$544,060
Loans	1,404,746	1,397,528	1,395,669	1,406,497	1,362,603
Earning assets	1,990,953	1,976,118	1,960,511	2,001,576	1,978,626
Total assets	2,270,984	2,257,591	2,243,786	2,288,530	2,269,427
Deposits	1,641,339	1,640,432	1,640,424	1,652,082	1,636,744
Interest bearing deposits	1,433,770	1,433,039	1,441,359	1,452,369	1,437,763
Borrowings	342,497	340,001	340,720	346,990	347,292
Interest bearing liabilities	1,776,267	1,773,041	1,782,079	1,799,359	1,785,055
Equity	274,001	266,218	257,419	266,658	258,961
Tax equivalent net interest income	19,416	19,333	19,432	19,778	18,329

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Three Months Ended September 30,
	2010			2009
(Unaudited)			Yield/			Yield/
(Dollars in Thousands)	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
Earning assets
Loans held for investment (2)	$1,404,746	$21,478	6.07%	$1,362,603	$21,078	6.14%
Securities available-for-sale	497,602	4,999	3.99%	536,485	6,636	4.91%
Securities held-to-maturity	6,084	128	8.35%	7,575	154	8.07%
Interest-bearing deposits with banks	82,521	54	0.26%	71,963	55	0.30%
Total earning assets	1,990,953	26,659	5.31%	1,978,626	27,923	5.60%
Other assets	280,031			290,801
Total	$2,270,984			$2,269,427
Interest-bearing liabilities
Interest-bearing demand deposits	$257,560	$274	0.42%	$209,569	$110	0.21%
Savings deposits	423,827	672	0.63%	339,601	639	0.75%
Time deposits	752,383	3,926	2.07%	888,593	6,249	2.79%
Retail repurchase agreements	100,217	245	0.97%	101,065	333	1.31%
Wholesale repurchase agreements	50,000	471	3.74%	50,000	474	3.76%
FHLB borrowings & other long-term debt	192,280	1,655	3.41%	196,227	1,789	3.62%
Total interest-bearing liabilities	1,776,267	7,243	1.62%	1,785,055	9,594	2.13%
Noninterest-bearing demand deposits	207,569			198,981
Other liabilities	13,147			26,430
Stockholders' equity	274,001			258,961
Total	$2,270,984			$2,269,427
Net interest income, tax-equivalent		$19,416			$18,329
Net interest rate spread (3)			3.69%			3.47%
Net interest margin (4)			3.87%			3.68%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax-equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Nine Months Ended September 30,
	2010			2009
(Unaudited)			Yield/			Yield/
(Dollars in Thousands)	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
Earning assets
Loans held for investment (2)	$1,399,347	$63,913	6.11%	$1,308,380	$60,663	6.20%
Securities available-for-sale	492,603	16,561	4.49%	535,710	21,378	5.34%
Securities held-to-maturity	6,713	421	8.38%	7,954	490	8.24%
Interest-bearing deposits with banks	77,319	134	0.23%	67,819	133	0.26%
Total earning assets	1,975,982	81,029	5.48%	1,919,863	82,664	5.76%
Other assets	282,628			289,013
Total	$2,258,610			$2,208,876
Interest-bearing liabilities
Interest-bearing demand deposits	$247,596	$724	0.39%	$199,235	$270	0.18%
Savings deposits	419,550	2,284	0.73%	323,387	1,836	0.76%
Time deposits	768,882	12,472	2.17%	864,503	19,535	3.02%
Retail repurchase agreements	95,494	773	1.08%	103,000	1,057	1.37%
Wholesale repurchase agreements	50,000	1,402	3.75%	50,000	1,449	3.87%
FHLB borrowings & other long-term debt	195,586	5,194	3.55%	206,643	5,745	3.72%
Total interest-bearing liabilities	1,777,108	22,849	1.72%	1,746,768	29,892	2.29%
Noninterest-bearing demand deposits	204,706			199,986
Other liabilities	9,799			25,517
Stockholders' equity	266,997			236,605
Total	$2,258,610			$2,208,876
Net interest income, tax-equivalent		$58,180			$52,772
Net interest rate spread (3)			3.76%			3.47%
Net interest margin (4)			3.94%			3.68%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax-equivalent net interest income divided by average earning assets.